Exhibit 4.1
                  AMENDMENT TO RIGHTS AGREEMENT                  -----------
                  -----------------------------


     AMENDMENT, dated as of October 19, 1994, to the Rights

Agreement, dated as of July 19, 1989, as amended March 21, 1990

(the "Rights Agreement"), between Consolidated Rail Corporation,

a Pennsylvania corporation, and First Chicago Trust Company of

New York, as Rights Agent (the "Rights Agent"), which Rights

Agreement was assigned by Consolidated Rail Corporation, as of

July 1, 1993, to Conrail Inc., a Pennsylvania corporation (the

"Company").

     The Company and the Rights Agent have heretofore executed

and entered into the Rights Agreement.  Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in

accordance with the provisions of Section 27 thereof.  All acts and things necessary to make this Amendment a valid agreement,

enforceable according to its terms, have been done and performed,

and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

     In  consideration  of  the foregoing  and  the  mutual

agreements set forth herein, the parties have hereto agreed as follows:

     1.   Section 7(b)  of the Rights Agreement is hereby amended

to read in its entirety as follows:


         The Purchase Price for each Common Share pursuant to the exercise of a Right shall be $105, shall be subject to adjustment from time to time after October 19, 1994 as provided in Sections 11 and
          13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.


     2.   Section 24(a)  of the Rights Agreement is hereby

modified and amended by deleting the second sentence thereof.

     3.   This Amendment to the Rights Agreement shall be

governed by and construed in accordance with the laws of the

Commonwealth of Pennsylvania applicable to contracts to be made and performed entirely within such Commonwealth.

     4.   This Amendment  to the Rights Agreement may be executed

in any number of counterparts, each of which shall be an

original, but such counterparts shall together constitute one and the same instrument.  Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

     5.   In all respects not inconsistent with the terms and

provisions of this Amendment to the Rights Agreement, the Rights

Agreement is hereby ratified, adopted, approved and confirmed.

In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the  Rights

Agreement.

     6.   If any term, provision, covenant or restriction of this

Amendment to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or

unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment to the Rights Agreement, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties hereto have caused this

Amendment to be duly executed and attested, all as of the date and year first above written.


Attest:                      CONRAIL INC.


By:____________________      By:_________________________________


Attest:                      FIRST CHICAGO TRUST COMPANY
                             OF NEW YORK


By:____________________     By:_________________________________

AMENDMENT  ASSIGNMENT AND ASSUMPTION AGREEMENT
- ----------------------------------------------


     This Amendment, Assignment and Assumption Agreement is made as of the 17th day of February, 1993 by and among Consolidated

Rail Corporation, a Pennsylvania corporation ("Assignor"),

Conrail Inc., a Pennsylvania corporation ("Assignee"), and First

Chicago Trust Company of New York (the "Rights Agent").

     WHEREAS, Assignor and the Rights Agent are parties to that certain Rights Agreement dated as of July 19, 1989, as amended as of March 1, 1990 (the "Rights Agreement"), providing for the issuance of common stock purchase rights to the holders of shares of common  stock of Assignor,  par value  $1.00 per  share  (the

"Assignor Common Stock"); and

     WHEREAS, Assignor has formed Assignee as a wholly-owned

subsidiary of Assignor and Assignee has formed Conrail Subsidiary

Corporation,  a  Pennsylvania  corporation  ("Merger  Sub"),  as a wholly-owned subsidiary of Assignee; and

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of February 17,  1993  (the "Merger Agreement"), Merger Sub

will be merged with and into Assignor  (the "Merger";  and,

pursuant to the Merger, each holder of Assignor Common Stock will receive one share of common stock, par value $1.00, of Assignee

(the "Assignee Common Stock"), for each share of Assignor Common

Stock held by such holder immediately prior to the Merger, and,

after the Merger, all outstanding Assignor Common Stock will be owned by Assignee, with the result that Assignor will become a wholly-owned subsidiary of Assignee;

     WHEREAS, pursuant to the Merger Agreement, Assignor has

agreed to assign, and Assignee has agreed to assume, all of the rights and obligations of Assignor under the Rights Agreement;

and

     WHEREAS,  the board of directors of Assignor believes that,

in connection with effecting the Merger, it is in the best

interests of the shareholders of Assignor to amend the Rights

Agreement before the assignment thereof by Assignor to Assignee;

     NOW,  THEREFORE,  intending  to  be  legally  bound,  the

parties hereto agree as follows:

     1.   Amendment to Plan.  The Rights Agreement is hereby
          ------------------
amended by adding the following language immediately after the word "Person" in clause (a) of Section 13 thereof and immediately after the word "Person" the first time it appears in clause  (b)

of Section 13 thereof:

     (other than one or more of the Company's wholly-owned

Subsidiaries)

     2.   Assignment and Assumption. Assignor hereby assigns,
          --------------------------
transfers and conveys to Assignee all of the right,  title and interest of Assignor in and to the Rights Agreement and Assignee

hereby  assumes  and  agrees  to  perform  all  liabilities  and obligations of Assignor under the Rights Agreement such that all references in the Rights Agreement to the term "Company" shall be deemed to refer to the Assignee and not the Assignor.

     3.   Governing Law.  This Agreement shall be governed by and
          --------------
construed in accordance with the laws of the Commonwealth of

Pennsylvania.

     4.   Binding Agreement.  This Agreement shall be binding
          ------------------
upon, and shall inure to the benefit of, the successors and

assigns of the parties hereto.

     5.   Condition to Effectiveness.  Except for Paragraph 1
          ---------------------------
hereof which shall be effective as of the date first written above,  this Agreement shall take effect at the Effective Time specified in the Merger Agreement; provided, however, that this

Agreement, except for Paragraph 1 hereof, shall be null and void and of no effect if the Merger does not become effective at the

Effective Time  (as  it may be  changed pursuant to the Merger

Agreement) in accordance with the applicable provisions of the laws of the Commonwealth of Pennsylvania.

     6.   Counterparts.   This Agreement may be executed in any
          -------------
number of counterparts, each of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this

Agreement as of the date first written above.

                         CONSOLIDATED RAIL CORPORATION




By:______________________________________
                              Bruce B. Wilson
                              Senior Vice President-Law


                         CONRAIL INC.



By:______________________________________
                              H. William Brown
                              Senior Vice President - Finance


                         FIRST CHICAGO TRUST COMPANY
                           OF NEW YORK



By:______________________________________


Title:____________________________________

                  AMENDMENT TO RIGHTS AGREEMENT
                  -----------------------------

     AMENDMENT, dated as of March 21, 1990, to the Rights

Agreement, dated as of July 19, 1989 (the "Rights Agreement"),

between Consolidated Rail Corporation, a Pennsylvania corporation

(the "Company"), and First Chicago Trust Company of New York, as

Rights Agent (the "Rights Agent").  The Company and the Rights

Agent have heretofore executed and entered into the Rights

Agreement.  Pursuant to Section 27 of the Rights Agreement, the

Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of

Section 27 thereof.  All acts and things necessary to make this

Amendment a valid agreement, enforceable according to its terms,

have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

     1.   Section 1(a) of the Rights Agreement is hereby modified

and amended by adding the following sentence to the end thereof:

          Notwithstanding the foregoing, if the Board of

     Directors of the Company determines in good faith

     that a Person who would otherwise be an Acquiring

     Person, as defined pursuant to the foregoing

     provisions of this paragraph (a), has become such

     inadvertently, and such Person divests as promptly

     as practicable a sufficient number of Common Shares

     so that such Person would no longer be an Acquiring

     Person, as defined pursuant to the foregoing

     provisions of this paragraph (a), then such Person

     shall not be deemed to be an "Acquiring Person" for

     any purposes of this Agreement.

     2.   Section 1 of the Rights Agreement is hereby modified

and amended by deleting paragraph (m) thereof in its entirety.



     3.   Section 11(a) of the Rights Agreement is hereby

modified and amended by deleting subparagraph (iii) thereof in its entirety, renumbering subparagraph (iv) thereof as

subparagraph (iii), and amending and modifying subparagraph (ii)

thereof to read in its entirety as follows:

     (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then

exercisable, in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event.  In the event that any Person shall become an

Acquiring Person and the Rights shall then be outstanding, the

Company shall not take any action which would eliminate or

diminish the benefits intended to be afforded by the Rights.

From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person

(or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.

No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose

Rights would be void pursuant to the preceding sentence or any

Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an

Acquiring Person whose Rights would be void pursuant to the

preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and

any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

     4.   Section 24(a) of the Rights Agreement is hereby

modified and amended by deleting the phrase "at any time after the occurrence of a Trigger Event" from the first sentence

thereof and substituting therefor the phrase "at any time after any Person becomes an Acquiring Person".

     5.   This Amendment to the Rights Agreement shall be

governed by and construed in accordance with the laws of the

Commonwealth of Pennsylvania and for all purposes shall be

governed by and construed in accordance with the laws of such

Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

     6.   This Amendment to the Rights Agreement may be executed

in any number of counterparts, each of which shall be an

original, but such counterparts shall together constitute one and the same instrument.  Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

     7.   In all respects not inconsistent with the terms and

provisions of this Amendment to the Rights Agreement, the Rights

Agreement is hereby ratified, adopted, approved and confirmed.

In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights

Agreement.

     8.   If any term, provision, covenant or restriction of this

Amendment to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or

unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment to the Rights Agreement, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have caused this

Amendment to be duly executed and attested, all as of the date and year first above written.



Attest:                             CONSOLIDATED RAIL CORPORATION



By:________________________         By:_________________________________



Attest:                             FIRST CHICAGO TRUST COMPANY OF
                                    NEW YORK


By:_________________________        By:_________________________________

                  CONSOLIDATED RAIL CORPORATION

                               AND

             FIRST CHICAGO TRUST COMPANY OF NEW YORK

                          Rights Agent





                        Rights Agreement

                    Dated as of July 19, 1989

                        TABLE OF CONTENTS
                        -----------------

                                                             Page

Section 1.  Certain Definitions                                 1

Section 2.  Appointment of Rights Agent                         5

Section 3.  Issue of Right Certificates                         5

Section 4.  Form of Right Certificates                          8

Section 5.  Countersignature and Registration                   9

Section 6.  Transfer, Split Up, Combination and Exchange
of Right Certificates; Mutilated, Destroyed, Lost or
Stolen Right Certificates .                                     10

Section 7.  Exercise of Rights; Purchase Price; Expiration
Date of Rights                                                  11

Section 8.  Cancellation and Destruction of
Right Certificates                                              13

Section 9.  Availability of Common Shares                       13

Section 10. Common Shares Record Date                           14

Section 11. Adjustment of Purchase Price, Number of
Shares or Number of Rights                                      15

Section 12. Certificate of Adjusted Purchase Price or
Number of Shares                                                25

Section 13. Consolidation, Merger or Sale or Transfer
of Assets or Earning Power                                      25

Section 14. Fractional Rights and Fractional Shares             27

Section 15. Rights of Action                                    28

Section 16. Agreement of Right Holders                          29

                                                             Page
                                                             ----
Section 17. Right Certificate Holder Not Deemed
a Stockholder                                                   30

Section 18. Concerning the Rights Agent                         30

Section 19. Merger or Consolidation or Change of
Name of Rights Agent                                            31

Section 20. Duties of Rights Agent                              32

Section 21. Change of Rights Agent                              35

Section 22. Issuance of New Right Certificates                  37

Section 23. Redemption                                          37

Section 24. Exchange                                            38

Section 25. Notice of Certain Events                            40

Section 26. Notices                                             41

Section 27. Supplements and Amendments                          42

Section 28. Successors                                          42

Section 29. Benefits of this Agreement                          43

Section 30. Severability                                        43

Section 31. Governing Law                                       43

Section 32. Counterparts                                        43

Section 33. Descriptive Headings                                44

                        RIGHTS AGREEMENT
                        ----------------

     Agreement, dated as of July 19, 1989, between Consolidated

Rail Corporation, a Pennsylvania corporation (the "Company"), and

First Chicago Trust Company of New York (the "Rights Agent").

     The Board of Directors of the Company has authorized and

declared a dividend of one common share purchase right ("Right")

for each Common Share (as hereinafter defined) of the Company outstanding on July 31, 1989 (the "Record Date"), each Right representing the right to purchase one Common Share, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding

between the Record Date and the earliest of the Distribution

Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

Accordingly, in consideration of the premises and the mutual agreements herein set forth, and intending to be legally bound,

the parties hereby agree as follows:

     Section 1.    Certain Definitions
                   -------------------
     For purposes of this Agreement, the following terms have the meanings indicated:

     (a)  "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all

Affiliates and Associates (as such terms are hereinafter defined)

of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares of the

Company then outstanding, but shall not include the Company, any

Subsidiary (as such term is hereinafter defined) of the Company,

any employee benefit plan of the Company or any Subsidiary of the

Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no

Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding; provided,
                                                      --------
however, that if a Person shall become the Beneficial Owner of
- -------
10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person".

     (b)  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General

Rules and Regulations under the Securities Exchange Act of 1934,

as amended (the "Exchange Act"), as in effect on the date of this

Agreement.

     (c)  A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

          (i)  which such Person or any of such Person's

Affiliates or Associates beneficially owns, directly or

indirectly;

          (ii)  which such Person or any of such Person's

Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding

(other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion

rights, exchange rights, rights (other than these Rights),

warrants or options, or otherwise; provided, however, that a
                                   --------  -------
Person shall not be deemed the Beneficial Owner of, or to

beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such

Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding;

provided, however, that a Person shall not be deemed the
- --------  -------
Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1)

arises solely from a revocable proxy or consent given to such

Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii)  which are beneficially owned, directly or

indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement,

arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent

contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.  Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's

Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (d)  "Business Day" shall mean any day other than a

Saturday, a Sunday, or a day on which banking institutions in New

York are authorized or obligated by law or executive order to close.

     (e)  "Close of business" on any given date shall mean 5:00

P.M., New York time, on such date; provided, however, that if
                                   --------  -------
such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

     (f)  "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $1.00 per share,

of the Company.  "Common Shares" when used with reference to any

Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other

Person or, if such other Person is a Subsidiary of another

Person, the Person or Persons which ultimately control such

first-mentioned Person.

     (g)  "Distribution Date" shall have the meaning set forth in

Section 3 hereof.

     (h)  "Final Expiration Date" shall have the meaning set

forth in Section 7 hereof.

     (i)  "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (j)  "Redemption Date" shall have the meaning set forth in

Section 7 hereof.

     (k)  "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an

Acquiring Person has become such.

     (l)  "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     (m)  A "Trigger Event" shall be deemed to have occurred upon any Person (other than the Company, any Subsidiary of the

Company, any employee benefit plan of the Company or any

Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all

Affiliates and Associates of such Person, becoming the Beneficial

Owner of 10% or more of the Common Shares of the Company then outstanding.  Notwithstanding the foregoing, no Trigger Event shall be deemed to have occurred as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common

Shares of the Company then outstanding; provided, however, that
                                        --------  -------
in the event that a Person shall become the Beneficial Owner of

10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company, a Trigger Event shall be deemed to have occurred upon such Person, after such share purchases by the Company, becoming the Beneficial Owner of any additional Common Shares of the Company.

     Section 2.   Appointment of Rights Agent
                  ---------------------------
     The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3.   Issue of Right Certificates
                  ---------------------------
     (a)  Until the earlier of (i) the tenth day after the Shares

Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the

Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the

Company, any employee benefit plan of the Company or of any

Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any

Person becoming the Beneficial Owner of Common Shares aggregating

10% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being

herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b)

hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right

Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of

Common Shares.  As soon as practicable after the Distribution

Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class,

insured, postage-prepaid mail, to each record holder of Common

Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a

Right Certificate, in substantially the form of Exhibit A hereto

(a "Right Certificate"), evidencing one Right for each Common

Share so held.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b)  On the Record Date, or as soon as practicable

thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.  With respect to certificates for

Common Shares outstanding as of the Record Date, until the

Distribution Date, the Rights will be evidenced by such

certificates registered in the names of the holders thereof

together with a copy of the Summary of Rights attached thereto.

Until the Distribution Date (or the earlier of the Redemption

Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date,

with or without a copy of the Summary of Rights attached thereto,

shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     (c)  Certificates for Common Shares which become outstanding

(including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record

Date but prior to the earliest of the Distribution Date, the

Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the

following legend:

               This certificate also evidences and

          entitles the holder hereof to certain rights

          as set forth in a Rights Agreement between

          Consolidated Rail Corporation and First

          Chicago Trust Company of New York, dated as

          of July 19, 1989 (the "Rights Agreement"),

          the terms of which are hereby incorporated

          herein by reference and a copy of which is on

          file at the principal executive offices of

          Consolidated Rail Corporation.  Under certain

          circumstances, as set forth in the Rights

          Agreement, such Rights will be evidenced by

          separate certificates and will no longer be

          evidenced by this certificate.  Consolidated

          Rail Corporation will mail to the holder of

          this certificate a copy of the Rights

          Agreement without charge after receipt of a

          written request therefor.  As described in

          the Rights Agreement, Rights issued to any

          Person who becomes an Acquiring Person (as

          defined in the Rights Agreement) may under

          certain circumstances become null and void.

     With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be

evidenced by such certificates alone, and the surrender for

transfer of any such certificate shall also constitute the

transfer of the Rights associated with the Common Shares

represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the

Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common

Shares which are no longer outstanding.

     Section 4.   Form of Right Certificates
                  --------------------------
     The Right Certificates (and the forms of election to

purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made

pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the

"Purchase Price"), but the number of such Common Shares and the

Purchase Price shall be subject to adjustment as provided herein.

     Section 5.   Countersignature and Registration
                  ---------------------------------
     The Right Certificates shall be executed on behalf of the

Company by its Chairman of the Board, its Chief Executive Offi

cer, its President, any of its Vice Presidents, or its Treasurer,

either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the

Company, either manually or by facsimile signature.  The Right

Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the

Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless,

may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the

person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a

proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for

registration and transfer of the Right Certificates issued

hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of

Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6.   Transfer, Split Up, Combination and Exchange of
                  ----------------------------------------------
Right Certificates; Mutilated, Destroyed, Lost or Stolen Right
- --------------------------------------------------------------
Certificates
- ------------
     Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption

Date or the Final Expiration Date, any Right Certificate or Right

Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right

Certificate or Right Certificates, entitling the registered

holder to purchase a like number of Common Shares as the Right

Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer,

split up, combine or exchange any Right Certificate or Right

Certificates shall make such request in writing delivered to the

Rights Agent, and shall surrender the Right Certificate or Right

Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent.  Thereupon the

Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request,

reimbursement to the Company and the Rights Agent of all

reasonable expenses incidental thereto, and upon surrender to the

Rights Agent and cancellation of the Right Certificate if

mutilated, the Company will make and deliver a new Right

Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost,

stolen, destroyed or mutilated.

     Section 7.   Exercise of Rights; Purchase Price; Expiration
                  ----------------------------------------------
Date of Rights
- --------------
     (a)  The registered holder of any Right Certificate may

exercise the Rights evidenced thereby (except as otherwise

provided herein) in whole or in part at any time after the

Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the

Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on July 19,

1999 (the "Final Expiration Date"), (ii) the time at which the

Rights are redeemed as provided in Section 23 hereof (the

"Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

     (b)  The Purchase Price for each Common Share pursuant to

the exercise of a Right shall initially be $105, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with Paragraph (c) below.

     (c)  Upon receipt of a Right Certificate representing

exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right

Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the

Company, the Rights Agent shall thereupon promptly (i)

requisition from any transfer agent of the Common Shares

certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of

issuance of fractional shares in accordance with Section 14

hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d)  In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new

Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly

authorized assigns, subject to the provisions of Section 14

hereof.

     (e)  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued

Common Shares or any Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

     Section 8.   Cancellation and Destruction of Right
                  -------------------------------------
Certificates
- ------------
     All Right Certificates surrendered for the purpose of

exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no

Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights

Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights

Agent shall deliver all cancelled Right Certificates to the

Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.   Availability of Common Shares
                  -----------------------------
     The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares

delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares; provided, however, that
                                         --------  -------
the Company shall be under no obligation to deliver any Common

Shares or other securities upon exercise of the Rights until such

Common Shares or other securities shall be registered under the

Securities Act of 1933, as amended, and applicable state

securities laws.  The Company further covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares deliverable upon exercise of Rights shall, as promptly as practicable after the Rights become exercisable for such Common Shares, be registered under the Securities Act of

1933, as amended, and applicable state securities laws.

     The Company further covenants and agrees that it will pay

when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights.  The Company shall not, however, be

required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the

Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for

exercise or to issue or to deliver any certificates for Common

Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such

Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

     Section 10.  Common Shares Record Date
                  -------------------------
     Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any

applicable transfer taxes) was made; provided, however, that if
                                     --------  -------
the date of such surrender and payment is a date upon which the

Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next

succeeding Business Day on which the Common Shares transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the

Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11.  Adjustment of Purchase Price, Number of Shares
                  ----------------------------------------------
or Number of Rights
- -------------------
     The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a)(i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common

Shares payable in Common Shares, (B) subdivide the outstanding

Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares

(including any such reclassification in connection with a

consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this

Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate

number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open,

he would have owned upon such exercise and been entitled to

receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the
                  --------  -------
consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

          (ii)  Subject to Section 24 of this Agreement, in the

event (A) a Trigger Event shall have occurred (other than through an acquisition described in subparagraph (iii) of this paragraph

(a)) or (B) during such time as there is an Acquiring Person,

there shall be any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the Company or other transaction or series of transactions

involving the Company which has the effect, directly or

indirectly, or increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries beneficially owned by any

Acquiring Person or any Affiliate or Associate thereof, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase

Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this

Agreement, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current

Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common

Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of the earlier of the events described in

clauses (A) and (B) above.  In the event that any Person shall become an Acquiring Person and the Rights shall then be

outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the

Rights.

     From and after the occurrence of the earlier of the events described in clauses (A) and (B) above, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.

No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose

Rights would be void pursuant to the preceding sentence or any

Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an

Acquiring Person whose Rights would be void pursuant to the

preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and

any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

          (iii)  The right to buy Common Shares of the Company

pursuant to clause (A) of subparagraph (ii) of this paragraph (a)

shall not arise as a result of any Person becoming an Acquiring

Person through a purchase of Common Shares pursuant to a tender offer made in the manner prescribed by Section 14(d) of the

Exchange Act and the rules and regulations promulgated

thereunder; provided, however, that (A) such tender offer shall
            --------  -------
provide for the acquisition of all of the outstanding Common

Shares held by any Person other than such Person and its

Affiliates for cash and (B) such purchase shall cause such

Person, together with all Affiliates and Associates of such

Person, to be the Beneficial Owner of 80% or more of the Common

Shares then outstanding.

          (iv)  In the event that there shall not be sufficient

Common Shares issued but not outstanding or authorized but

unissued to permit the exercise in full of the Rights in

accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize

additional Common Shares for issuance upon exercise of the

Rights.

     (b)  In case the Company shall fix a record date for the

issuance of rights, options or warrants to all holders of Common

Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common

Shares or securities convertible into Common Shares at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the then

current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multi-

plying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the

aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional

Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the
              --------  -------
consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such

consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be

described in a statement filed with the Rights Agent.  Common

Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or war-

rants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such

record date had not been fixed.

     (c)  In case the Company shall fix a record date for the

making of a distribution to all holders of the Common Shares

(including any such distribution made in connection with a

consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets

(other than a regular quarterly cash dividend or a dividend

payable in Common Shares) or subscription rights or warrants

(excluding those referred to in Section 11(b) hereof), the

Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect

immediately prior to such record date by a fraction, the

numerator of which shall be the then current per share market price of the Common Shares on such record date, less the fair market value (as determined in good faith by the Board of

Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common

Share and the denominator of which shall be such current per share market price of the Common Shares; provided, however, that
                                         --------  -------
in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one

Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d)  For the purpose of any computation hereunder, the

"current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days

(as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per
      --------  -------
share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common

Shares of (A) a dividend or distribution on such Common Shares payable in shares of such Common Shares or securities convertible into such shares, or (B) any subdivision, combination or reclassi-

fication of such Common Shares and prior to the expiration of

30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision,

combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share.  The closing price for each day shall be the last sale price, regular way, or,

in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal

national securities exchange on which the Common Shares are

listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities

exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities

Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common

Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the

Board of Directors of the Company.  The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities

exchange, a Business Day.  If the Common Shares are not publicly held or so listed or traded, "current per share market price"

shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

     (e)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any
                                   --------  -------
adjustments which by reason of this Section 11(e) are not

required to be made shall be carried forward and taken into

account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share as the case may be.

Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the

transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

     (f)  If as a result of an adjustment made pursuant to

Section 11(a) hereof, the holder of any Right thereafter

exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any

Right shall be subject to adjustment from time to time in a

manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section

11(a) through (c), inclusive, and the provisions of Sections 7,

9, 10 and 13 with respect to the Common Shares shall apply on like terms to any such other shares.

     (g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price,

the number of Common Shares purchasable from time to time

hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase

Price as a result of the calculations made in Sections 11(b) and

(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase,

at the adjusted Purchase Price, that number of Common Shares

(calculated to the nearest one ten-thousandth of a share)

obtained by (i) multiplying (x) the number of shares covered by a

Right immediately prior to this adjustment by (y) the Purchase

Price in effect immediately prior to such adjustment of the

Purchase Price and (ii) dividing the product so obtained by the

Purchase Price in effect immediately after such adjustment of the

Purchase Price.

     (i)  The Company may elect on or after the date of any

adjustment of the Purchase Price to adjust the number of Rights,

in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the

Purchase Price in effect immediately after adjustment of the

Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the

record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day

thereafter, but, if the Right Certificates have been issued,

shall be at least 10 days later than the date of the public

announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section

11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the

Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right

Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the

record date specified in the public announcement.

     (j)  Irrespective of any adjustment or change in the

Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial

Right Certificates issued hereunder.

     (k)  Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the

Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may

validly and legally issue fully paid and nonassessable Common

Shares at such adjusted Purchase Price.

     (1)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any,

issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any,

issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the
                                 --------  -------
Company shall deliver to such holder a due bill or other

appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m)  Anything in this Section 11 to the contrary

notwithstanding, the Company shall be entitled to make such

reductions in the Purchase Price, in addition to those ad-

justments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be

advisable in order that any consolidation or subdivision of the

Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of

Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common

Shares payable in Common Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be

taxable to such stockholders.

     Section 12.  Certificate of Adjusted Purchase Price or
                  -----------------------------------------
Number of Shares
- ----------------
     Whenever an adjustment is made as provided in Section 11 or

13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof .

     Section 13.  Consolidation, Merger or Sale or Transfer of
                  --------------------------------------------
Assets or Earning Power
- -----------------------
     In the event, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person, (b)

any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or

surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its

Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries

(taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in

accordance with the terms of this Agreement, such number of

Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase

Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other

Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;

(ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger,

sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall

thereafter be deemed to refer to such issuer; and (iv) such

issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in

accordance with Section 9 hereof) in connection with such

consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer

unless prior thereto the Company and such issuer shall have

executed and delivered to the Rights Agent a supplemental

agreement so providing.  The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants,

instruments or securities outstanding or any agreements or

arrangements which, as a result of the consummation of such

transaction, would eliminate or substantially diminish the

benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

     Section 14.  Fractional Rights and Fractional Shares
                  ---------------------------------------
     (a)  The Company shall not be required to issue fractions of

Rights or to distribute Right Certificates which evidence

fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this

Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked

prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to

securities listed or admitted to trading on the New York Stock

Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the

Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted,

the average of the high bid and low asked prices in the

over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

     (b)  The Company shall not be required to issue fractions of

Common Shares upon exercise of the Rights or to distribute

certificates which evidence fractional Common Shares.  In lieu of fractional Common Shares, the Company shall pay to the registered holders of Right Certificates at the time such Rights are

exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share.  For the purposes of this Section 14(b), the current market value of a

Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i)

hereof) for the Trading Day immediately prior to the date of such exercise.

     (c)  The holder of a Right by the acceptance of the Right

expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as

provided above).

     Section 15.  Rights of Action
                  ----------------
     All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the

Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution

Date, of the Common Shares), without the consent of the Rights

Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own

behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.

Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the

holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief

against actual or threatened violations of the obligations of any

Person subject to, this Agreement.

     Section 16.  Agreement of Right Holders
                  --------------------------
     Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a)  prior to the Distribution Date, the Rights will be

transferable only in connection with the transfer of the Common

Shares;

     (b)  after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer: and

     (c)  the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the

Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights

evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights

Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     Section 17.  Right Certificate Holder Not Deemed a Stockholder
                  -------------------------------------------------
     No holder, as such, of any Right Certificate shall be

entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the

Company which may at any time be issuable on the exercise of the

Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the

holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions

affecting stockholders (except as provided in Section 25 hereof),

or to receive dividends or subscription rights, or otherwise,

until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions

hereof.

     Section 18.  Concerning the Rights Agent
                  ---------------------------
     The Company agrees to pay to the Rights Agent reasonable

compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless

against, any loss, liability, or expense, incurred without

negligence, bad faith or willful misconduct on the part of the

Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this

Agreement, including the costs and expenses of defending against any claim of liability in the premises.  The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with,

its administration of this Agreement in reliance upon any Right

Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer,

power of attorney, endorsement, affidavit, letter, notice,

direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19.  Merger or Consolidation or Change of Name of
                  --------------------------------------------
Rights Agent
- ------------
     Any corporation into which the Rights Agent or any successor

Rights Agent may be merged or with which it may be consolidated,

or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor

Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto;

provided, that such corporation would be eligible for appointment
- --------
as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right

Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certifi cates shall not have been countersigned, any successor Rights

Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor

Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and In this Agreement.  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver

Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the

Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such

Right Certificates shall have the full force provided in the

Right Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent
                  ----------------------
     The Rights Agent undertakes the duties and obligations

imposed by this Agreement upon the following terms and

conditions, by all of which the Company and the holders of Right

Certificates, by their acceptance thereof, shall be bound:

     (a)  The Rights Agent may consult with legal counsel (who

may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b)  Whenever in the performance of its duties under this

Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein

specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the

Chairman of the Board, the Chief Executive Officer, the

President, any Vice President, the Treasurer or the Secretary of

the Company and delivered to the Rights Agent; and such

certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the

provisions of this Agreement in reliance upon such certificate.

     (c)  The Rights Agent shall be liable hereunder to the

Company and any other Person only for its own negligence, bad faith or willful misconduct.

     (d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this

Agreement or in the Right Certificates (except its

countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights

Agent) or in respect of the validity or execution of any Right

Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right

Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of

Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be

issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly

authorized and issued, fully paid and nonassessable.

     (f)  The Company agrees that it will perform, execute,

acknowledge and deliver or cause to be performed, executed,

acknowledged and delivered all such further and other acts,

instruments and assurances as may reasonably be required by the

Rights Agent for the carrying out or performing by the Rights

Agent of the provisions of this Agreement.

     (g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief

Executive Officer, the President, any Vice President, the

Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its

duties, and it shall not be liable for any action taken or

suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

     (h)  The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become

pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights

Agent under this Agreement.  Nothing herein shall preclude the

Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i)  The Rights Agent may execute and exercise any of the

rights or powers hereby vested in it or perform any duty

hereunder either itself or by or through its attorneys or agents,

and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     Section 21.  Change of Rights Agent
                  ----------------------
     The Rights Agent or any successor Rights Agent may resign

and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each

transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor

Rights Agent upon 30 days' notice in writing, mailed to the

Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right

Certificate (who shall, with such notice, submit his Right

Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of

competent jurisdiction for the appointment of a new Rights Agent.

Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing

business under the laws of the United States or of the State of

New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking

institution in the State of New York), in good standing, having an office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights

Agent a combined capital and surplus of at least $50 million.

After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and

transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further

assurance, conveyance, act or deed necessary for the purpose.

Not later than the effective date of any such appointment the

Company shall file notice thereof in writing with the predecessor

Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the

Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the

Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22.  Issuance of New Right Certificates
                  ----------------------------------
     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option,

issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any

adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the

provisions of this Agreement.

     Section 23.  Redemption
                  ----------
     (a)  The Board of Directors of the Company may, at its

option, at any time prior to such time as any Person becomes an

Acquiring Person, redeem all but not less than all the then

outstanding Rights at a redemption price of $.01 per Right,

appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption

Price").  The redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

     (b)  Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided,
                                                    --------
however, that the failure to give, or any defect in, any such
- -------
notice shall not affect the validity of such redemption.  Within

10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the

registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the

Company nor any of its Affiliates or Associates may redeem,

acquire or purchase for value any Rights at any time in any

manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

     Section 24.  Exchange
                  --------
     (a)  The Board of Directors of the Company may, at its

option, at any time after the occurrence of a Trigger Event,

exchange all or part of the then outstanding and exercisable

Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for

Common Shares at an exchange ratio of one Common Share per Right,

appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such ex change ratio being hereinafter referred to as the "Exchange

Ratio").  Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the

Company, any employee benefit plan of the Company or any such

Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and

Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

     (b)  Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such

Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the

Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give,
                   --------  -------
or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights

Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be

effected and, in the event of any partial exchange, the number of

Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than

Rights which have become void pursuant to the provisions of

Section 11(a)(ii) hereof) held by each holder of Rights.

     (c)  In the event that there shall not be sufficient Common

Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights.

     (d)  The Company shall not be required to issue fractions of

Common Shares or to distribute certificates which evidence

fractional Common Shares.  In lieu of such fractional Common

Shares, the Company shall pay to the registered holders of the

Right Certificates with regard to which such fractional Common

Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common

Share.  For the purposes of this paragraph (d), the current

market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25.  Notice of Certain Events
                  ------------------------
     (a)  In case the Company shall propose (i) to pay any

dividend payable in stock of any class to the holders of its

Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular quarterly cash dividend),

(ii) to offer to the holders of its Common Shares rights or

warrants to subscribe for or to purchase any additional Common

Shares or shares of stock of any class or any other securities,

rights or options, (iii) to effect any reclassification of its

Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions,

of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company,

then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification,

consolidation, merger, sale, transfer, liquidation, dissolution,

or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the

holders of the Common Shares whichever shall be the earlier.

     (b)  In case any of the events set forth in Section

11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right

Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

     Section 26.  Notices
                  -------
     Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right

Certificate to or on the Company shall be sufficiently given-or made if sent by first-class mail, postage prepaid, addressed

(until another address is filed in writing with the Rights Agent)

as follows:

                    Consolidated Rail Corporation
                    1842 Six Penn Center Plaza
                    Philadelphia, Pennsylvania  19103
                    Attention:  Bruce B. Wilson
                    Senior Vice President - Law


     Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the

Company or by the holder of any Right Certificate to or on the

Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                 First Chicago Trust Company of New York
                 30 West Broadway
                 New York, New York  10007
                 Attention:  Tenders and Exchanges Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the

Company.

     Section 27.  Supplements and Amendments
                  --------------------------
     The Company may from time to time supplement or amend this

Agreement without the approval of any holders of Right Certifi-

cates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or

inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights

Agent; provided, however, that from and after such time as any
       --------  -------
Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person).

     Section 28.  Successors
                  ----------
     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29.  Benefits of this Agreement
                  --------------------------
     Nothing in this Agreement shall be construed to give to any

Person other than the Company, the Rights Agent and the

registered holders of the Right Certificates (and, prior to the

Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the

Rights Agent and the registered holders of the Right Certificates

(and, prior to the Distribution Date, the Common Shares).

     Section 30.  Severability
                  ------------
     If any term, provision, covenant or restriction of this

Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this

Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31.  Governing Law
                  -------------
     This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the

Commonwealth of Pennsylvania and for all purposes shall be

governed by and construed in accordance with the laws of such

Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth, except for Sections 18, 19, 20 and 21, which for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

     Section 32.  Counterparts
                  ------------
     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together

constitute but one and the same instrument.

     Section 33.  Descriptive Headings
                  --------------------
     Descriptive headings of the several Sections of this

Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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